SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 5, 2014
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 5, 2014 and March 6, 2014, DuPont Fabros Technology, Inc. (the “Company”) received letters from Yahoo! Inc. notifying the Company that it intends to market for sublease to third parties the premises currently under lease at two of the Company’s data center facilities located in Ashburn, Virginia - ACC2 and ACC4.
Yahoo! currently leases all of the ACC2 data center facility from the Company. ACC2 has 10.4 megawatts, or MW, of critical load power available for Yahoo!’s use. The ACC2 lease expires in September 2015.
Yahoo! currently leases from the Company 13.65 MW of 36.4 MW of critical load power available for use at the ACC4 data center facility. The ACC4 lease expires in three equal tranches of 4.55 MW in June 2017, March 2018 and March 2019.
The leases between the Company and Yahoo! related to the lease of the data center space at ACC2 and ACC4 each provide that Yahoo! may sublease the premises leased by Yahoo!, subject to the Company’s consent, which may not be unreasonably conditioned, delayed or withheld. Each of the leases provides that the Company’s consent to a sublease does not relieve Yahoo! of its obligations under the lease, and Yahoo! would remain primarily liable for payments under the terms of the lease.
These leases represent 11% of the Company’s operating property portfolio, which is comprised of 10 data center facilities and a total of 218.5 MW of available critical load.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

March 7, 2014	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary